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                                                                     Exhibit 5.1


                                                 July 11, 2001


Universal American Financial Corp.
Six International Drive
Rye Brook, NY 10573

                       Universal American Financial Corp.
                       Registration Statement on Form S-3
                           Registration No. 333-62036
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Ladies and Gentlemen:

            In connection with the above-captioned Registration Statement, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), you have requested that we furnish our opinion as to the legality of up to 6,550,000 shares (the "Company Shares") that may be offered by Universal American Financial Corp., a New York corporation (the "Company"), (including shares issuable by the Company upon exercise of the Underwriters' over-allotment option) and up to 2,545,000 shares (the "Shareholder Shares") that may be offered by certain selling shareholders (including Shares to be sold by certain of such Selling Shareholders upon exercise of the Underwriters' over-allotment option) of the Company's Common Stock, par value $.01 per share (the "Common Stock"), registered for sale thereunder.

            In connection with the furnishing of this opinion, we have reviewed the Registration Statement (including amendments thereto), the form of the Underwriting Agreement included as Exhibit 1.1 to the Registration Statement
(the "Underwriting
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Universal American Financial Corp.                                             2


Agreement"), originals, or copies certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation as in effect on the date hereof and at the time of the issuance of the Shareholder Shares, the Company's By-laws as in effect on the date hereof and at the time of the issuance of the Shareholder Shares, and records of certain corporate proceedings of the Company. We have also examined and relied upon representations as to factual matters contained in certificates of officers of the Company, and have made such other investigations of fact and law and have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates or other instruments, and upon such factual information otherwise supplied to us, as in our judgment are necessary or appropriate to render the opinion expressed below. In addition, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of original documents to all documents submitted to us as certified, photostatic, reproduced or conformed copies, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents.

            Based upon the foregoing, we are of the opinion that (i) the Company Shares, when issued, delivered and paid for as contemplated in the Registration Statement and the Underwriting Agreement, will be duly authorized, validly issued, fully paid and nonassessable and (ii) the Shareholder Shares are duly authorized, validly issued, fully paid and nonassessable.
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Universal American Financial Corp.                                             3


            Our opinion expressed above is limited to the Business Corporation Law of the State of New York. Our opinion is rendered only with respect to laws, and the rules, regulations and orders thereunder, which are currently in effect.

            We hereby consent to use of this opinion as an Exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" contained in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

                                    Very truly yours,


                                    /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON

                                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON